SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 3, 2016
(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33145 (Commission file number) 3001 Colorado Boulevard Denton, Texas 76210 (Address of principal executive offices)	36-2257936 (I.R.S. Employer Identification Number)
(940) 898-7500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2016, the Board of Directors (the “Board”) of Sally Beauty Holdings, Inc. (the “Company”) elected Mr. David W. Gibbs as a director to serve until the 2017 annual meeting of the Company’s stockholders or until his earlier resignation or removal.  The Board has also appointed Mr. Gibbs as a member of the Board’s Audit Committee.  The Board has determined that Mr. Gibbs is “independent” under the Corporate Governance Standards of the New York Stock Exchange and under the Company’s Corporate Governance Guidelines.

Mr. Gibbs, age 52, is the Chief Executive Officer of Pizza Hut, a division of Yum! Brands and one of the world’s largest global casual dining chains, a position he has held since 2015.  In this capacity, Mr. Gibbs is responsible for overseeing the Pizza Hut organization, including the development of a global growth strategy for the company.  Mr. Gibbs joined the restaurant division of Pepsico in 1989, which later became part of Yum! Brands, a Fortune 500 company listed on the New York Stock Exchange, and has served in a variety of executive roles with Yum! Brands, including Chief Strategy Officer and Chief Financial Officer of Yum! Restaurants International.

Mr. Gibbs will receive compensation for his service as a director in accordance with the Company’s Independent Director Compensation Policy described in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on December 11, 2015.

The press release announcing the appointment of Mr. Gibbs to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed herewith:

Exhibit 99.1	Press release announcing the appointment of David W. Gibbs to the Board of Directors issued by Sally Beauty Holdings, Inc. on March 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

March 3, 2016	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Senior Vice President,
Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release announcing the appointment of David W. Gibbs to the Board of Directors issued by Sally Beauty Holdings, Inc. on March 3, 2016